Bank of America 2Q16 Financial Results July 18, 2016

2Q16 Highlights 2 • Net income of $4.2B in 2Q16, or $0.36 per diluted common share – Includes negative market-related net interest income (NII) adjustments of $0.05 per share 1 – Includes negative net debit valuation adjustments (DVA) of $0.01 per share • Revenue of $20.4B ($21.8B, FTE basis, excluding market-related NII adjustments and net DVA 2, 3) – Net interest income of $9.2B  Excluding market-related adjustments, NII of $10.4B (FTE), up $0.4B from 2Q15 2, 3 – Sales and trading revenue of $3.5B, up 14% from 2Q15  Excluding net DVA, sales and trading revenue of $3.7B, up 12% from 2Q15 2 • Noninterest expense of $13.5B (lowest level since 4Q08) declined $0.5B, or 3%, from 2Q15 • Net charge-offs declined to less than $1B • Book value per share of $23.67 and tangible book value per share of $16.68 2 increased 8% and 11% from 2Q15 – Returned nearly $2B in capital to common shareholders in 2Q16, including $1.4B in stock repurchases • Positive operating leverage across the business segments versus 2Q15, reflecting solid customer activity and continued expense management ____________________ 1 See note A on slide 27 for definition of market-related NII adjustments. 2 Represents a non-GAAP financial measure. See slide 29 for important presentation information. 3 Fully taxable equivalent basis (FTE). Represents a non-GAAP financial measure. See slide 29 for important presentation information.

2Q16 Results

$ in billions, except per share data	2Q16	Inc/ (Dec) 1Q16	Inc/ (Dec) 2Q15
Summary Income Statement			
Total revenue, net of interest expense [1]	$20.4	$0.9	($1.6)
Noninterest expense	13.5	(1.3)	(0.5)
Provision for credit losses	1.0	(0.0)	0.2
Net income	4.2	1.6	(0.9)
Diluted earnings per common share	$0.36	$0.15	($0.07)
Average diluted common shares (in billions)	11.06	(0.04)	(0.18)

Return Metrics	2Q16	1Q16	2Q15
Return on average assets	0.78 %	0.50 %	0.96 %
Return on average common shareholders' equity	6.5	3.8	8.4
Return on average tangible common shareholders' equity [2]	9.2	5.4	12.3
Efficiency ratio [3]	66.1	75.9	63.6

- Net income of $4.2B in 2Q16, or $0.36 per diluted common share
- Pre-tax results included the following items:
  - $1.0B negative market-related NII adjustments, or $0.05 per share after-tax [4]
  - $0.2B negative net debit valuation adjustments, or $0.01 per share after tax

Note: Amounts may not total due to rounding.
[1] Reported on a GAAP basis. On an FTE basis, revenue of $20.6B, $19.7B and $22.2B in 2Q16, 1Q16 and 2Q15, respectively.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 29.
[3] Reported on a GAAP basis. On an FTE basis, efficiency ratio of 65.4%, 75.1% and 62.9% in 2Q16, 1Q16 and 2Q15, respectively.
[4] See note A on slide 27 for definition of market-related NII adjustments.

Bank of America
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$1,662 $669 $1,236 $786 $781 $1,718 $722 $1,491 $1,116 ($815) Consumer Banking GWIM Global Banking Global Markets All Other 2Q15 2Q16 2Q16 ROAAC 2 22% 16% 12% 20% Business Results 4 Net Income (Loss) ($MM) ____________________ 1 GWIM defined as Global Wealth & Investment Management. 2 ROAAC defined as return on average allocated capital. 3 FTE basis. Net income in business segments of $5.0B, up 16% Efficiency ratio 3 74% 45% 60% 56% +3% +8% +21% +42% 2Q15 2Q16 $669 ($974) Market-related NII adjustments (pre-tax) 1

Balance Sheet, Liquidity and Capital Highlights

$ in billions, except per share data	2Q16	1Q16	2Q15
Balance Sheet (end of period balances)			
Total assets	$2,186.6	$2,185.5	$2,149.0
Total loans and leases	903.2	901.1	881.2
Total deposits	1,216.1	1,217.3	1,149.6
Funding & Liquidity			
Long-term debt	$229.6	$232.8	$243.4
Global Excess Liquidity Sources [1]	515	525	484
Time to Required Funding (in months) [1]	35	36	40
Equity			
Common shareholders' equity	$241.8	$238.4	$229.4
Common equity ratio	11.1 %	10.9 %	10.7 %
Tangible common shareholders' equity [2]	$170.4	$166.8	$157.2
Tangible common equity ratio [2]	8.1 %	7.9 %	7.6 %
Per Share Data			
Book value per common share	$23.67	$23.12	$21.91
Tangible book value per common share [2]	16.68	16.17	15.02
Common shares outstanding (in billions)	10.22	10.31	10.47

$ in billions	2Q16	1Q16	2Q15
Basel 3 Transition (as reported) [3, 4]			
Common equity tier 1 capital	$166.2	$162.7	$158.3
Risk-weighted assets	1,563	1,587	1,408
CET1 ratio	10.6 %	10.3 %	11.2 %
Basel 3 Fully Phased-in [3, 5, 6]			
Common equity tier 1 capital	$161.8	$157.5	$148.3
Standardized approach			
Risk-weighted assets	1,416	1,426	1,433
CET1 ratio	11.4 %	11.0 %	10.3 %
Advanced approaches			
Risk-weighted assets	$1,544	$1,557	$1,427
CET1 ratio	10.5 %	10.1 %	10.4 %
Supplementary leverage ratios (SLR) [7]			
Bank holding company SLR	6.9 %	6.8 %	6.3 %
Bank SLR	7.4	7.4	7.0

[1] See note B on slide 27 for definition of Global Excess Liquidity Sources and see note C on slide 27 for definition of Time to Required Funding.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 29.
[3] Regulatory capital ratios are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 29. For a reconciliation of CET1 transition to fully phased-in, see slide 26.
[4] Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements in the fourth quarter of 2015. With the approval to exit parallel run, Bank of America is now required to report regulatory capital RWA and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy; therefore, we used the Advanced approaches at June 30, 2016 and March 31, 2016. Prior to exiting parallel run, we were required to report regulatory capital under the Standardized approach only.
[5] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of June 30, 2016, BAC did not have regulatory approval for the IMM model.
[6] As previously disclosed, with the approval to exit parallel run, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015.
[7] See note D on slide 27.

Bank of America
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Loans & Leases and Deposits ($B) ____________________ Note: Amounts may not total due to rounding. $876 $877 $886 $893 $900 $0 $250 $500 $750 $1,000 2Q15 3Q15 4Q15 1Q16 2Q16 553 556 564 578 596 240 244 251 260 255 288 296 308 297 299 66 63 63 63 63 $1,147 $1,159 $1,186 $1,198 $1,213 $0 $250 $500 $750 $1,000 $1,250 2Q15 3Q15 4Q15 1Q16 2Q16 Consumer Banking GWIM Global Banking Other (GM and All Other) 231 233 235 238 243 131 134 137 139 141 295 305 315 325 330 62 66 69 69 70 $719 $738 $756 $771 $784 $0 $200 $400 $600 $800 2Q15 3Q15 4Q15 1Q16 2Q16 Consumer Banking GWIM Global Banking Global Markets 117 101 93 87 82 25 24 22 21 20 10 10 10 10 10 $157 $139 $130 $122 $116 $0 $50 $100 $150 $200 2Q15 3Q15 4Q15 1Q16 2Q16 Residential Home equity Non-U.S. credit card Other Average Total Loans & Leases Average Loans & Leases in All Other Average Total Deposits Average Loans & Leases in Business Segments 6

$1,068 $932 $1,144 $1,068 $985 0.49% 0.43% 0.52% 0.48% 0.44% 0.0% 0.5% 1.0% $0 $300 $600 $900 $1,200 2Q15 3Q15 4Q15 1Q16 2Q16 Net charge-offs Net charge-off ratio ____________________ 1 Represents a non-GAAP financial measure. Adjusted net charge-offs exclude Department of Justice (DoJ) settlement impacts of $0MM, $9MM, $28MM, $53MM and $166MM for 2Q16, 1Q16, 4Q15, 3Q15 and 2Q15, respectively, and recoveries / (charge-offs) from NPL sales and other recoveries of ($5MM), ($40MM), $8MM, $58MM and $27MM for 2Q16, 1Q16, 4Q15, 3Q15 and 2Q15, respectively, and collateral valuation adjustments of $119MM in 4Q15. Asset Quality Trends 7 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $780 $806 $810 $997 $976 $0 $300 $600 $900 $1,200 2Q15 3Q15 4Q15 1Q16 2Q16 • Total reported and adjusted net charge-offs 1 declined $83MM and $39MM versus 1Q16 – Decline in reported net charge-offs driven primarily by lower charge-offs on nonperforming loan (NPL) sales and the absence of DoJ charge-offs in the consumer real estate portfolio – Decline in adjusted net charge-offs due to continued portfolio improvement across most products • Provision of $976MM declined $21MM from 1Q16 $929 $937 $1,005 $1,019 $980 0.43% 0.43% 0.45% 0.46% 0.44% 0.0% 0.5% 1.0% $0 $300 $600 $900 $1,200 2Q15 3Q15 4Q15 1Q16 2Q16 Adjusted net charge-offs Adjusted net charge-off ratio Adjusted Net Charge-offs ($MM) 1

Asset Quality – Consumer Portfolio 8 Consumer Net Charge-offs ($MM) $1,020 $821 $958 $917 $849 0.87% 0.71% 0.84% 0.82% 0.76% 0.0% 0.5% 1.0% 1.5% $0 $300 $600 $900 $1,200 2Q15 3Q15 4Q15 1Q16 2Q16 Credit card Other Net charge-off ratio Consumer Asset Quality Metrics ($MM) 2Q16 1Q16 2Q15 Provis ion $733 $402 $553 Nonperforming loans and leases 6,705 7,247 9,575 Al lowance for loans and leases 6,543 6,758 8,443 % of loans and leases 2 1.45% 1.51% 1.81% # times annual ized NCOs 1.92x 1.83x 2.06x ____________________ 1 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 2 Excludes loans measured at fair value. Consumer 30+ Days Performing Past Due ($B) 1 11.9 10.5 9.8 8.2 7.4 4.2 4.3 4.3 3.8 3.9 $16.1 $14.8 $14.1 $12.0 $11.3 $0 $5 $10 $15 $20 2Q15 3Q15 4Q15 1Q16 2Q16 Fully-insured Excl. fully-insured • Consumer net charge-offs decreased $68MM compared to 1Q16, driven primarily by fewer losses on NPL sales, lower credit card losses and seasonally lower consumer vehicle lending losses • Provision expense increased $331MM compared to 1Q16, due to a slower pace of credit improvement across the consumer portfolios • NPLs declined $542MM compared to 1Q16, driven primarily by consumer real estate NPL sales and portfolio improvement – 40% of consumer NPLs are current • Allowance for loans and leases of $6.5B provides 1.45% coverage of loans and leases – Allowance covers 1.92x current period annualized net charge- offs compared to 1.83x in 1Q16

Asset Quality – Commercial Portfolio 9 Commercial Net Charge-offs ($MM) $48 $111 $186 $151 $136 0.05% 0.11% 0.17% 0.14% 0.12% 0.0% 0.1% 0.2% 0.3% $0 $100 $200 2Q15 3Q15 4Q15 1Q16 2Q16 C&I Small Business and Other Net charge-off ratio Commercial Asset Quality Metrics ($MM) 2Q16 1Q16 2Q15 Provis ion $243 $595 $227 Nonperforming loans and leases 1,659 1,603 1,172 Reservable cri ticized uti l i zed exposure 18,087 18,577 12,932 Al lowance for loans and leases 5,294 5,311 4,625 % of loans and leases 2 1.19% 1.19% 1.13% # times annual ized NCOs 9.67x 8.72x 24.14x • Commercial net charge-offs decreased $15MM from 1Q16, driven primarily by lower Energy-related losses – Energy net charge-offs of $79MM decreased $23MM • Provision expense declined $352MM from 1Q16, as the prior quarter included a significant reserve build for Energy – Energy reserves remain unchanged at $1.0B • NPLs increased $56MM from 1Q16, driven by increases in Energy • Reservable criticized utilized exposure decreased $0.5B from 1Q16, with improvements across several industries, while Energy and Metals & Mining remained relatively flat vs. 1Q16 • Utilized Energy exposure of $21.2B decreased $0.6B from 1Q16, due mainly to decreases in the lower-risk sub-sectors – Exposure of $7.6B to higher risk sub-sectors (E&P and OFS) 1 declined 1% and represents <1% of total loans and leases  57% of this utilized exposure is criticized ____________________ 1 E&P defined as Exploration & Production and OFS defined as Oil Field Services. 2 Excludes loans measured at fair value. Nonperforming Loans and Leases ($B) 0.9 0.8 0.7 0.9 0.9 0.3 0.3 0.5 0.7 0.8 $1.2 $1.1 $1.2 $1.6 $1.7 $0 $1 $2 2Q15 3Q15 4Q15 1Q16 2Q16 Th o u sa n d s Non-Energy Energy

Net Interest Income 10 • Net interest income (NII) of $9.2B includes negative market- related adjustments of $1.0B – 1Q16 included negative market-related adjustments of $1.2B – 2Q15 included positive market-related adjustments of $0.7B • Excluding market-related adjustments, net interest income of $10.4B (FTE basis) 2, 3 – Decreased $0.2B from 1Q16, driven primarily by lower long- end rates and seasonal impacts to loan yields – Increased $0.4B from 2Q15, driven primarily by higher short- end rates and an increase in commercial loans funded by strong deposit growth, partially offset by lower long-end rates • We remain well positioned for NII to benefit as rates move higher – +100 bps parallel shift in interest rate yield curve is estimated to benefit NII by $7.5B over the next 12 months 4 – Asset sensitivity increased from prior quarter, driven primarily by decreases in long-end rates ____________________ 1 FTE basis. 2 Represents a non-GAAP financial measure. 3 Excludes market-related NII adjustments of premium amortization and hedge ineffectiveness of ($1.0B), ($1.2B), $0.1B, ($0.6B) and $0.7B for 2Q16, 1Q16, 4Q15, 3Q15 and 2Q15, respectively, as well as previously announced $0.6B reduction for certain subordinated notes related to trust preferred securities recorded in 4Q15. See note A on slide 27 for definition of market-related NII adjustments. 4 NII asset sensitivity represents banking book positions. Reported NII ($B) NII (FTE) Excluding Market-related and Other Adjustments ($B) 1, 2, 3 $10.5 $9.5 $9.8 $9.2 $9.2 2.37% 2.10% 2.15% 2.05% 2.03% 0% 1% 2% 3% 4% $0 $3 $6 $9 $12 2Q15 3Q15 4Q15 1Q16 2Q16 Net interest income Net interest yield $10.0 $10.3 $10.5 $10.6 $10.4 2.22% 2.22% 2.26% 2.31% 2.24% 0% 1% 2% 3% 4% $0 $3 $6 $9 $12 2Q15 3Q15 4Q15 1Q16 2Q16 Net interest income Net interest yield 1

Expense Highlights ____________________ Note: Amounts may not total due to rounding. • Total noninterest expense of $13.5B in 2Q16 declined $0.5B, or 3%, from 2Q15 – Decline versus 1Q16 driven primarily by the absence of annual retirement-eligible incentive costs of $0.9B and seasonally elevated payroll tax costs of $0.3B • Personnel costs declined 2% from 2Q15, reflecting lower incentive compensation, as well as progress in reducing legacy mortgage- related servicing costs • Non-personnel costs decreased 5% from 2Q15, driven by a reduction in operating and support costs across most categories • Litigation expense of $270MM in 2Q16 versus $388MM in 1Q16 and $175MM in 2Q15 • FTE headcount down 3% from 2Q15 as reductions in support staff and operations more than offset increases in client-facing professionals Noninterest Expense ($B) Full-time Equivalent Employees (FTEs, 000's) 11 217 215 213 213 211 125 175 225 2Q15 3Q15 4Q15 1Q16 2Q16 7.9 7.8 7.5 8.9 7.7 6.1 6.1 6.5 6.0 5.8 $14.0 $13.9 $14.0 $14.8 $13.5 $0 $4 $8 $12 $16 2Q15 3Q15 4Q15 1Q16 2Q16 Personnel Non-personnel

Consumer Banking

$ in millions	2Q16	Inc/(Dec) 1Q16	2Q15
Net interest income [1]	$5,276	$4	$233
Noninterest income	2,588	59	(126)
Total revenue, net of interest expense [1]	7,864	63	107
Provision for credit losses	726	195	256
Noninterest expense	4,416	(122)	(221)
Income tax expense [1]	1,004	1	16
Net income	$1,718	($11)	$56

Selected revenue items ($ in millions)	2Q16	1Q16	2Q15
Card income	$1,216	$1,211	$1,207
Service charges	1,011	997	1,033
Mortgage banking income	267	190	359

Key Indicators ($ in billions)	2Q16	1Q16	2Q15
Average deposits	$596.5	$578.2	$553.0
Rate paid on deposits	0.04 %	0.04 %	0.05 %
Cost of deposits [2]	1.62	1.73	1.76
Average loans and leases	$242.9	$237.9	$230.7
Client brokerage assets	131.7	126.9	122.0
Mobile banking active users (MM)	20.2	19.6	17.6
Number of financial centers	4,681	4,689	4,789
Combined credit / debit purchase volumes [3]	$128.8	$120.3	$126.7
Total U.S. consumer credit card risk-adjusted margin [3]	8.79 %	9.05 %	8.89 %
Return on average allocated capital (ROAAC)	20	20	20
Allocated capital	$34	$34	$33
Efficiency ratio [1]	56 %	58 %	60 %

- Net income of $1.7B, up 3% from 2Q15; ROAAC of 20%
- Revenue of $7.9B increased 1% from 2Q15
  - NII improvement driven by increased deposit and loan growth
  - Noninterest income decreased due to lower mortgage banking income, service charges and the impact of certain divestitures
- Provision increased from 2Q15, driven by a slower pace of portfolio improvement
- Noninterest expense decreased 5% from 2Q15, driven by lower operating expenses from improved efficiency and automation
  - Efficiency ratio improved to 56% from 60%
- Average deposits of $596B grew $44B, or 8%, from 2Q15
  - Cost of deposits declined to 1.62%
- Average loans and leases of $243B grew $12B, or 5%, from 2Q15
- Total mortgage and home equity production of $20.6B, up $1.4B from 2Q15 [4]
  - First mortgage production pipeline is up 11% from 1Q16 and up 34% from 2Q15
- Client brokerage assets of $132B, grew $10B from 2Q15, driven by new accounts and flows, partially offset by market valuations; Merrill Edge households increased 10% from 2Q15 to 1.6MM
- Combined debit and credit spending up 2% from 2Q15; up 4% adjusted for the impact of divestitures in prior periods
  - New U.S. consumer credit card issuance of 1.3MM, highest level since 2008
- Mobile banking active users of 20.2MM, up 15% from 2Q15; 17% of deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

Bank of America

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Consumer Banking Trends 13 • #1 U.S. Retail Deposit Market Share 1 • #1 Home Equity Lender (Inside Mortgage Finance ‘15) • #2 bank in J.D. Power 2015 U.S. Primary Mortgage Origination Satisfaction Study • #3 in U.S. Credit Card Balances 2 • #1 in Prime Auto Credit mix among peers 3 • #2 Small Business Lender (FDIC ‘15) ____________________ Note: Amounts may not total due to rounding. 1 Source: SNL branch data. U.S. retail deposit market share based on June 2015 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Competitor 1Q16 earnings releases. 3 Largest percentage of 740+ Scorex customers among key competitors as of January 2016. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 4 FTE basis. 5 Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Leading Consumer Franchise – 88% primary checking accounts 554 558 578 598 599 232 235 239 241 247 122 117 123 127 132 $908 $910 $939 $965 $978 $0 $250 $500 $750 $1,000 2Q15 3Q15 4Q15 1Q16 2Q16 Deposits Loans and leases Client brokerage assets Consumer Client Balances (EOP, $B) 5.0 5.1 5.2 5.3 5.3 2.7 2.9 2.8 2.5 2.6 $7.8 $8.0 $7.9 $7.8 $7.9 $0 $3 $6 $9 2Q15 3Q15 4Q15 1Q16 2Q16 Net interest income Noninterest income 84 85 86 84 84 40 42 43 45 48 51 50 49 48 48 36 38 40 43 46 18 18 18 18 18 $231 $233 $235 $238 $243 $0 $50 $100 $150 $200 $250 2Q15 3Q15 4Q15 1Q16 2Q16 U.S. consumer credit card Consumer vehicle lending Home equity Residential mortgage Other Average Loans and Leases ($B) 16.0 13.7 13.5 12.6 16.3 3.2 3.1 3.5 3.8 4.3 $19.2 $16.9 $17.0 $16.4 $20.6 $0 $6 $12 $18 $24 2Q15 3Q15 4Q15 1Q16 2Q16 Residential mortgage loans Home equity Total Mortgage Production ($B) 5 $4.6 $4.7 $4.6 $4.5 $4.4 60% 59% 58% 58% 56% 40% 60% 80% $0 $1 $2 $3 $4 $5 2Q15 3Q15 4Q15 1Q16 2Q16 Th o u sa n d s Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 4 4 Total Revenue ($B) 4 4 4

Digital Banking Trends 31.4 31.6 31.7 32.6 33.0 0 10 20 30 40 2Q15 3Q15 4Q15 1Q16 2Q16 Digital Appointments (000’s) $235 $229 $233 $237 $246 $100 $150 $200 $250 2Q15 3Q15 4Q15 1Q16 2Q16 Digital Transfers and Bill Payments ($B) 17.6 18.4 18.7 19.6 20.2 13% 14% 15% 16% 17% 0% 10% 20% 30% 0 5 10 15 20 25 2Q15 3Q15 4Q15 1Q16 2Q16 Active mobile users Mobile % of total deposit transactions Active Online Banking Accounts (MM) Active Mobile Users (MM) 120 161 192 263 289 0 50 100 150 200 250 300 2Q15 3Q15 4Q15 1Q16 2Q16 Th o u sa n d s • #1 in Online Banking Functionality 1 • #1 in Mobile Banking Functionality 2 • #1 in Digital Sales Functionality 3 • Deployed 3,500+ digital ambassadors in financial centers • Digital sales up 12% YoY; represents 18% of total sales – 24% of digital sales through mobile • 2,800 cardless-enabled ATMs (launched in 1Q16) Leading Digital Capabilities ____________________ 1 Source: Keynote, 2Q16 Online Banker Scorecard. 2 Source: Forrester, 2016 US Mobile Banking Functionality Benchmark. 3 Source: Forrester, 2015 US Bank Digital Sales Functionality Benchmark. 4 Represents average number of weekly interactions by channel during 2Q16. 6 10 13 40 72 0 20 40 60 80 Financial center Phone ATM Online Mobile Weekly Channel Usage (MM) 4 14

Global Wealth & Investment Management

$ in millions	2Q16	Inc/(Dec) 1Q16	2Q15
Net interest income [1]	$1,434	($54)	$82
Noninterest income	3,022	66	(193)
Total revenue, net of interest expense [1]	4,456	12	(111)
Provision for credit losses	14	(11)	(1)
Noninterest expense	3,288	13	(197)
Income tax expense [1]	432	12	34
Net income	$722	($2)	$53

Key Indicators ($ in billions)	2Q16	1Q16	2Q15
Average deposits	$254.8	$260.5	$240.0
Average loans and leases	141.2	139.1	131.4
Net charge-off ratio	0.04 %	0.01 %	0.05 %
Long-term AUM flows	$10.1	($0.6)	$8.6
Pre-tax margin	26 %	26 %	23 %
Return on average allocated capital	22	22	22
Allocated capital	$13	$13	$12

- Net income of $0.7B, up 8% from 2Q15; ROAAC of 22%
  - Pre-tax margin of 26%, up from 23% in 2Q15
- Revenue of $4.5B, down 2% from 2Q15
  - NII increased reflecting the benefits from growth in deposit and loan balances
  - Noninterest income declined due to lower market valuations and transactional revenue, partially offset by a gain on the sale of BofA Global Capital Management's assets under management (AUM)
- Noninterest expense decreased 6% from 2Q15, due primarily to the expiration of fully amortized advisor retention awards, as well as lower revenue-related incentives
- Wealth advisors grew 2.4% from 2Q15 to 18,159 [2]
- Client balances of $2.4T declined from 1Q16, due to the transfer of ~$80B of BofA Global Capital Management's AUM
  - Excluding this transfer, client balances increased $33B, driven by market valuations and long-term AUM flows of $10B
- Average deposits of $255B increased $15B, or 6%, from 2Q15; declined $6B, or 2%, from 1Q16, driven primarily by seasonal tax payments
- Average loans and leases of $141B increased $10B, or 7%, from 2Q15 and increased $2B, or 1.5%, from 1Q16; 25th consecutive quarter of loan growth

[1] FTE basis.
[2] Includes financial advisors in Consumer Banking of 2,248 and 2,048 in 2Q16 and 2Q15.

Bank of America

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Global Wealth & Investment Management Trends 16 Market Share Positioning Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2015) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2016) and Top 100 Women Advisors (2015) 1,218 1,136 1,154 1,172 1,191 930 877 901 891 832 238 246 261 261 251 137 139 142 143 146 $2,523 $2,398 $2,458 $2,466 $2,419 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2Q15 3Q15 4Q15 1Q16 2Q16 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 60 61 62 63 64 42 43 43 43 43 27 28 28 30 30 3 3 3 3 3 $131 $134 $137 $139 $141 $0 $50 $100 $150 2Q15 3Q15 4Q15 1Q16 2Q16 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 1Q16 earnings releases. 2 Source: Industry 1Q16 call reports. 3 FTE basis. 4 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. BofA Global Capital Management’s AUM were sold in 2Q16. 2.1 2.1 2.1 2.0 2.0 1.1 1.0 1.0 0.9 1.0 1.4 1.4 1.4 1.5 1.4 $4.6 $4.5 $4.4 $4.4 $4.5 $0 $1 $2 $3 $4 $5 2Q15 3Q15 4Q15 1Q16 2Q16 Asset management fees Brokerage / Other Net interest income Revenue ($B) 3 $240 $244 $251 $260 $255 $0 $50 $100 $150 $200 $250 $300 2Q15 3Q15 4Q15 1Q16 2Q16 3

Global Banking

$ in millions	2Q16	Inc/(Dec) 1Q16	2Q15
Net interest income [1]	$2,421	($60)	$251
Noninterest income [2]	2,269	360	203
Total revenue, net of interest expense [1,2]	4,690	300	454
Provision for credit losses	203	(350)	26
Noninterest expense	2,126	(45)	40
Income tax expense [1]	870	258	133
Net income	$1,491	$437	$255

Selected Revenue Items ($ in millions)	2Q16	1Q16	2Q15
Total Corporation IB fees (excl. self-led) [2]	$1,408	$1,153	$1,526
Global Banking IB fees [2]	799	636	777
Business Lending revenue	2,217	2,115	1,935
Global Transaction Services revenue	1,582	1,585	1,507

Key Indicators ($ in billions)	2Q16	1Q16	2Q15
Average deposits	$298.8	$297.1	$288.1
Average loans and leases	330.3	324.5	295.4
Net charge-off ratio	0.10 %	0.13 %	(0.00) %
Return on average allocated capital	16	11	14
Allocated capital	$37	$37	$35
Efficiency ratio [1]	45 %	49 %	49 %

- Net income of $1.5B increased 21% from 2Q15; ROAAC of 16%
- Revenue grew 11% from 2Q15
  - NII improvement driven by increased loans and leasing-related balances
  - Noninterest income increased due to the impact from loans and related loan hedging activities in the fair value option portfolio, higher leasing and treasury-related revenues, as well as higher advisory fees
- Total Corporation investment banking (IB) fees of $1.4B (excl. self-led) declined 8% from 2Q15 and increased 22% from 1Q16
  - Ranked #3 in global IB fees with 6.5% market share
- Provision increased modestly from 2Q15 and declined $0.4B compared to the prior quarter, as 1Q16 included a significant increase in energy-related reserves
- Noninterest expense increased 2% from 2Q15, reflecting investments in client-facing professionals in Commercial and Business Banking
- Average loans and leases of $330B increased 12% from 2Q15, driven by growth in C&I, commercial real estate and leasing
  - Growth of 2% from 1Q16, driven by C&I
- Average deposits of $299B grew 4% from 2Q15 and increased modestly versus 1Q16

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

Bank of America
17

Global Banking Trends 18 ____________________ Note: Amounts may not total due to rounding. 1 Ranking per Dealogic for the second quarter as of July 1, 2016; excludes self-led deals. U.S. municipal bonds ranking per Thomson Reuters. 2 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 3 FTE basis. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 77% 78% 78% 78% 77% 23% 22% 22% 22% 23% $288 $296 $308 $297 $299 $0 $50 $100 $150 $200 $250 $300 $350 2Q15 3Q15 4Q15 1Q16 2Q16 Noninterest-bearing Interest-bearing 887 748 617 669 889 417 188 286 188 232 276 391 408 346 333 (54) (40) (39) (50) (46) $1,526 $1,287 $1,272 $1,153 $1,408 2Q15 3Q15 4Q15 1Q16 2Q16 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 2 • Top 3 ranking by volumes in high-yield corporate debt, leveraged loans, mortgage-backed securities, asset-backed securities, investment- grade corporate debt, syndicated loans, announced M&A and debt capital markets; #1 ranking in U.S. municipal bonds 1 • World’s Best Bank for Financing and Diversity (Euromoney ’16) • Best Bank for Cash Management in North America (Global Finance Magazine ’16) • Most Innovative Investment Bank from North America (The Banker ’15) • Relationships with 81% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 (2015) 2.2 2.3 2.4 2.5 2.4 0.8 0.8 0.7 0.6 0.8 0.7 0.7 0.7 0.7 0.8 0.6 0.5 0.6 0.5 0.7 $4.2 $4.3 $4.5 $4.4 $4.7 $0 $1 $2 $3 $4 $5 2Q15 3Q15 4Q15 1Q16 2Q16 Net interest income IB fees Service charges All other income Revenue ($B) 2, 3 4 147 150 157 160 163 132 137 141 147 150 17 17 17 17 17 $295 $305 $315 $325 $330 $0 $50 $100 $150 $200 $250 $300 $350 2Q15 3Q15 4Q15 1Q16 2Q16 Commercial Corporate Business Banking 3 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

Global Markets

$ in millions	2Q16	Inc/(Dec) 1Q16	2Q15
Net interest income [1]	$1,093	($87)	$105
Noninterest income [2]	3,220	453	258
Total revenue, net of interest expense [1,2]	4,313	366	363
Net DVA	*(164)*	*(318)*	*35*
Total revenue (excl. net DVA) [1,2,3]	*4,477*	*684*	*328*
Provision for credit losses	(5)	(14)	(11)
Noninterest expense	2,582	132	(166)
Income tax expense [1]	620	102	210
Net income	$1,116	$146	$330
Net income (excl. net DVA) [3]	*$1,218*	*$343*	*$309*

Selected Revenue Items ($ in millions)	2Q16	1Q16	2Q15
Sales and trading revenue	$3,540	$3,440	$3,118
Sales and trading revenue (excl. net DVA) [3]	3,704	3,286	3,317
FICC (excl. net DVA)	2,618	2,263	2,142
Equities (excl. net DVA)	1,086	1,023	1,175
Global Markets IB fees [2]	603	494	718

Key Indicators ($ in billions)	2Q16	1Q16	2Q15
Average trading-related assets	$411.3	$407.7	$442.2
Average 99% VaR ($ in MM) [4]	46	42	55
Average loans and leases	69.6	69.3	61.8
Return on average allocated capital	12 %	11 %	9 %
Allocated capital	$37	$37	$35
Efficiency ratio [1]	60 %	62 %	70 %

- Net income of $1.1B in 2Q16; ROAAC of 12%
  - Excluding net DVA, net income of $1.2B and ROAAC of 13% [3]
- Revenue, excluding net DVA, of $4.5B increased 8% from 2Q15, driven primarily by improved sales and trading results, partially offset by lower equity capital markets IB fees [3]
- Sales and trading revenue of $3.5B, up 14% from 2Q15
  - FICC up 27% to $2.5B and Equities down 8% to $1.1B
- Excluding net DVA, sales and trading revenue of $3.7B [3] increased 12% from 2Q15 and 13% from 1Q16
  - FICC revenue increased $0.5B, or 22%, from 2Q15, due to stronger performance globally across rates and currencies products, higher secondary trading in loans and securitized products as a result of improved credit market conditions, as well as solid performance in municipal bonds from strong retail demand
  - Equities revenue decreased $0.1B, or 8%, from 2Q15, driven by a decline in client activity in Asia compared to the strong year ago quarter, which benefitted from increased volumes related to stock market rallies in the region
- Noninterest expense decreased 6% versus 2Q15, driven by reduced operating and support costs

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note E on slide 27.
[4] See note F on slide 27 for definition of VaR.

Bank of America
19

Global Markets Trends and Revenue Mix 20 2.1 2.3 2.6 1.2 1.0 1.1 $3.3 $3.3 $3.7 $0 $1 $2 $3 $4 $5 2Q15 1Q16 2Q16 FICC Equities $442 $408 $411 $55 $42 $46 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 2Q15 1Q16 2Q16 Avg. trading-related assets Avg. VaR • #1 Global Research Firm for 5th consecutive year (Institutional Investor ’15) • #1 All-America Research Team (Institutional Investor ’15) • #1 in Global Equities trading commissions in 2015 (Greenwich Associates) • Americas Derivatives House of the Year (Global Capital 2015) • 2015 Greenwich Quality Leader in Overall U.S. Fixed-Income Sales and Overall U.S. Fixed- Income Trading • #2 U.S. Business Done for Fixed Income & FX 1 ____________________ Note: Amounts may not total due to rounding. 1 Source: Orion. Released in December 2015 for the 12 months ended 2Q15. 2 Represents a non-GAAP financial measure. Reported sales & trading revenue was $3.5B, $3.4B and $3.1B for 2Q16, 1Q16 and 2Q15, respectively. Reported FICC sales & trading revenue was $2.5B, $2.4B and $1.9B for 2Q16, 1Q16 and 2Q15, respectively. Reported equities sales & trading revenue was $1.1B, $1.0B and $1.2B for 2Q16, 1Q16 and 2Q15, respectively. See note E on slide 27. 3 Macro includes G10 FX, rates and commodities products. 4 See note F on slide 27 for definition of VaR. 59% 41% Credit / other Macro 59% 41% U.S. / Canada International Business Leadership 2016 YTD Total FICC S&T Revenue Mix (excl. net DVA) 2 2016 YTD Global Markets Revenue Mix (excl. net DVA) 2 3 Sales & Trading Revenue (excl. net DVA) ($B) 2 Average Trading-related Assets ($B) and VaR ($MM) 4

All Other [1]

$ in millions	2Q16	Inc/(Dec) 1Q16	2Q15
Net interest income [2]	($788)	$247	($1,919)
Noninterest income	86	(94)	(452)
Total revenue, net of interest expense [2]	(702)	153	(2,371)
Provision for credit losses	38	159	(74)
Noninterest expense	1,081	(1,301)	79
Income (loss) before income taxes [2]	(1,821)	1,295	(2,376)
Income tax expense (benefit) [2]	(1,006)	313	(780)
Net income (loss)	($815)	$982	($1,596)

Selected Revenue Items ($ in millions)	2Q16	1Q16	2Q15
Mortgage banking income	$44	$242	$639
Gains on sales of debt securities	267	226	162

- Net loss of $0.8B in 2Q16
- Revenue decline from 2Q15, driven by negative market-related NII adjustments in 2Q16 versus positive adjustments in 2Q15 and, to a lesser extent, lower gains on the sale of consumer real estate loans, as well as the absence of a benefit to representations and warranties provision
- Provision declined from 2Q15, driven by continued portfolio improvement
- Noninterest expense increased modestly from 2Q15; decline versus prior quarter driven by the absence of annual retirement-eligible incentive compensation costs recorded in 1Q16 and lower litigation expense

[1] All Other consists of ALM activities, equity investments, the international consumer card business, non-core mortgage loans and servicing activities, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments.

[2] FTE basis.

Bank of America
21

Key Takeaways 22 • Improved year-over-year earnings in all business segments, driven by operating leverage • Solid year-over-year deposit and loan growth driven by good customer activity • Managed costs while continuing to invest in the business • Asset quality remains strong • Grew book value and tangible book value while returning more capital to shareholders • Focused on delivering responsible growth

Appendix

Significant Accomplishments in Legacy Assets & Servicing (LAS) 1 24 1,393 1,156 773 325 189 103 88 0 500 1,000 1,500 4Q10 4Q11 4Q12 4Q13 4Q14 4Q15 1Q16 53.8 49.7 28.8 17.1 11.2 10.8 0 20 40 60 4Q11 4Q12 4Q13 4Q14 4Q15 1Q16 Th o u sa n d s ____________________ 1 See slide 25 for additional information on the elimination of LAS that became effective April 1, 2016. 2 Serviced by LAS employees. 3 Includes other full-time equivalent employees (FTEs) supporting LAS (contractors). 4 2011 includes goodwill impairment of $2.6B and 2012 includes provision for independent foreclosure review (IFR) acceleration agreement of $1.1B. 12.4 12.4 8.6 5.4 3.6 4.7 1.6 3.8 15.2 0.8 $17.1 $14.0 $12.4 $20.6 $4.4 $0 $5 $10 $15 $20 $25 2011 2012 2013 2014 2015 Non-litigation Litigation $15.6 $3.9 $0.8 $0.7 $0.0 $0 $6 $12 $18 2011 2012 2013 2014 2015 60+ Days Delinquent First Mortgage Loans (units in 000’s) 2 LAS Employees (000’s) 3 Total LAS Expense ($B) 4 Total Representations and Warranties Provision ($B)

Segment Realignment Summary 25 • In connection with the realignment, the company completed a review of all consumer real estate loans, including loans serviced for others, and servicing activities, in order to strategically align these with the appropriate business segment or All Other • The realignment primarily impacted the financial results of Consumer Banking and All Other 1 1Q16 impacts to Consumer Banking – Increased end-of-period loans by $23B 2 – Reduced net income by $56MM and negatively impacted efficiency ratio by 240bps – Additional $4B of allocated capital, which negatively impacted ROAAC by ~400bps 1Q16 impacts to All Other – Increased end-of-period loans by $1B – Improved net income by $58MM Legacy Assets & Servicing Consumer Banking All Other Summary of Asset Transfers (EOP balances as of March 31, 2016) $4B Loans and leases $17B Loans and leases The company filed an 8-K on July 12, 2016, reflecting a change in its organizational alignment (effective April 1, 2016) which eliminated the Legacy Assets & Servicing segment, and now reports its operations through four business segments: Consumer Banking, Global Wealth & Investment Management, Global Banking and Global Markets, with the remaining operations recorded in All Other. Prior periods have been reclassified to conform to current period presentation. ____________________ 1 In 1Q16, Legacy Assets & Servicing reported a net loss of $40MM. Following the realignment, which became effective April 1, 2016, the net income of Consumer Banking, GWIM, Global Banking, Global Markets and All Other were impacted by ($56MM), ($16MM), ($12MM), ($14MM), and $58MM, respectively. 2 In addition to the transfers noted above, approximately $1B of loans were transferred from Consumer Banking to GWIM.

Regulatory Capital Reconciliations ($MM) [1, 2]

Regulatory Capital – Basel 3 transition to fully phased-in	2Q16	1Q16	2Q15
Common equity tier 1 capital (transition)	$166,173	$162,732	$158,326
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(3,496)	(3,764)	(5,706)
Accumulated OCI phased in during transition	359	(117)	(1,884)
Intangibles phased in during transition	(907)	(983)	(1,751)
Defined benefit pension fund assets phased in during transition	(378)	(381)	(476)
DVA related to liabilities and derivatives phased in during transition	104	76	384
Other adjustments and deductions phased in during transition	(24)	(54)	(587)
Common equity tier 1 capital (fully phased-in)	$161,831	$157,509	$148,306

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	2Q16	1Q16	2Q15
As reported risk-weighted assets	$1,563,481	$1,586,993	$1,407,891
Change in risk-weighted assets from reported to fully phased-in	(19,600)	(29,710)	25,460
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3, 4]	$1,543,881	$1,557,283	n/a
Basel 3 Standardized approach risk-weighted assets (fully phased-in)			$1,433,351

Risk-weighted Assets – (fully phased-in)	2Q16	1Q16	2Q15
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,416,299	$1,425,852	$1,433,351
Change in risk-weighted assets for advanced models	127,582	131,431	(5,963)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3, 4]	$1,543,881	$1,557,283	$1,427,388

Basel 3 Regulatory Capital Ratios	2Q16	1Q16	2Q15
As reported Common equity tier 1 (transition)	10.6 %	10.3 %	11.2 %
Standardized approach Common equity tier 1 (fully phased-in)	11.4	11.0	10.3
Advanced approaches Common equity tier 1 (fully phased-in) [3, 4]	10.5	10.1	10.4

n/a = not applicable

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 29.

[2] Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements in the fourth quarter of 2015. With the approval to exit parallel run, Bank of America is now required to report regulatory capital RWA and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy; therefore, we used the Advanced approaches at June 30, 2016 and March 31, 2016. Prior to exiting parallel run, we were required to report regulatory capital under the Standardized approach only.

[3] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the IMM. As of June 30, 2016, BAC did not have regulatory approval for the IMM model.

[4] As previously disclosed, with the approval to exit parallel run, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015.

Bank of America
26

Notes 27 A Market-related NII adjustments include retrospective changes to debt security premium or discount amortization resulting from changes in estimated prepayments, due primarily to changes in interest rates, and hedge ineffectiveness. Amortization of premiums and accretion of discounts are included in interest income. When a change is made to the estimated lives of the securities, primarily as a result of changes in interest rates, the related premium or discount is adjusted, with a corresponding charge or benefit to interest income, to the appropriate amount had the current estimated lives been applied since the purchase of the securities. For more information, see Note 1 – Summary of Significant Accounting Principles to the Consolidated Financial Statements of the Corporation’s 2015 Annual Report on Form 10-K. B Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. C Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the BAC parent company’s Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. For the period shown in 2015, we have included in the amount of unsecured contractual obligations the liability, including estimated costs, for the previously announced BNY Mellon private-label securitization settlement. In 1Q16, settlement payment was made for $8.5B. D The numerator of the SLR is quarter-end Basel 3 Tier 1 capital. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. E Revenue for all periods included net DVA on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($164MM), $154MM and ($199MM) for 2Q16, 1Q16 and 2Q15, respectively. Net DVA gains (losses) included in FICC revenue were ($160MM), $140MM and ($200MM) for 2Q16, 1Q16 and 2Q15, respectively. Net DVA gains (losses) included in equities revenue were ($4MM), $14MM and $1MM for 2Q16, 1Q16 and 2Q15, respectively. F VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $24MM, $23MM and $23MM for 2Q16, 1Q16 and 2Q15, respectively.

Forward-Looking Statements 28 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2015 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to distinguish certain aspects of the ACE Securities Corp. v. DB Structured Products, Inc. (ACE) decision or to assert other claims seeking to avoid the impact of the ACE decision; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company’s recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates (including negative interest rates), currency exchange rates and economic conditions; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior and other uncertainties; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the impact on the Company’s business, financial condition and results of operations from a protracted period of lower oil prices or ongoing volatility with respect to oil prices; our ability to achieve anticipated cost savings; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the potential adoption of total loss-absorbing capacity requirements; the potential for payment protection insurance exposure to increase as a result of Financial Conduct Authority actions; the impact of recent proposed U.K. tax law changes including a further limitation on how much net operating losses can offset annual profits and a reduction to the U.K. corporate tax rate which, if enacted, will result in a tax charge upon enactment; the possible impact of Federal Reserve actions on the Company’s capital plans; the possible impact of regulatory determinations regarding the Company’s failure to remediate deficiencies identified by banking regulators in the Corporation’s Recovery and Resolution plans; the impact of implementation and compliance with new and evolving U.S. and international regulations, including, but not limited to, recovery and resolution planning requirements, the Volcker Rule, and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company’s business, financial condition and results of operations from the potential exit of the U.K. from the European Union; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. Beginning in the first quarter of 2016, the Corporation classifies operating leases in other assets on the Consolidated Balance Sheet. For December 31, 2015, September 30, 2015 and June 30, 2015, $6.0B, $5.6B, and $5.3B, respectively, of operating leases were reclassified from loans and leases to other assets to conform to this presentation. Additionally, amounts related to these leases were reclassified from net interest income to other income and other general operating expenses on the Consolidated Statement of Income. • The Corporation may present certain key performance indicators and ratios excluding certain items (e.g., market-related adjustments on net interest income, debit valuation adjustments, charge-offs related to the settlement with the DOJ) which result in non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2016 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis, are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides a more accurate picture of the interest margin for comparative purposes. The FTE adjustment was $223MM, $215MM, $226MM, $226MM and $223MM for 2Q16, 1Q16, 4Q15, 3Q15 and 2Q15, respectively. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on the Standardized and Advanced approaches under Basel 3 and supplementary leverage ratio final rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. Bank of America received approval to begin using the Advanced approaches capital framework to determine risk- based capital requirements beginning in the fourth quarter of 2015. As previously disclosed, with the approval to exit parallel, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets under the Advanced approaches beginning in the fourth quarter of 2015. These Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of June 30, 2016, BAC did not have regulatory approval for the IMM model. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter 2016, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 29